ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of July 21, 2017, is by and among SYMPLMED PHARMACEUTICALS LLC, a Delaware limited liability company (the “Symplmed Pharma” ), SYMPLMED TECHNOLOGIES, LLC, a wholly-owned subsidiary of Symplmed Pharma (“Symplmed Tech” and, together with Symplmed Pharma, each a “Seller” and together the “Sellers”), and MARINA BIOTECH, INC., a Delaware corporation (“Buyer”).

P R E M I S E S:

WHEREAS, Buyer and Symplmed Pharma are parties to that certain Asset Purchase Agreement dated as of June 5, 2017 (the “Original Purchase Agreement”) pursuant to which, among other things, Buyer acquired the assets of Symplmed Pharma relating to Symplmed Pharma’s business of developing, marketing, manufacturing, selling, promoting, storing, supporting, transporting and commercializing a single-pill fixed dose combination of perindopril arginine and amlodipine besylate known as Prestalia (the “Prestalia Business”); and

WHEREAS, pursuant to the Original Purchase Agreement, Symplmed Pharma agreed to take all actions as are necessary, appropriate or advisable to transition the Prestalia Business to Buyer, and to complete and evidence the consummation of the transactions contemplated by the Asset Purchase Agreement; and

WHEREAS, the Sellers are engaged in the business of developing, owning, operating and maintaining a patented technology platform known as DyrctAxess that offers enhanced efficiency, control and information to empower patients, physicians and manufacturers to help achieve optimal care (such business, the “Business”, and such technology platform, “DyrctAxess”);

WHEREAS, Buyer, in order to gain the full benefit of the transactions contemplated by the Original Purchase Agreement, wishes to purchase all of the Assigned Assets, and assume all of the Assumed Liabilities, from the Sellers, and the Sellers, in furtherance of the obligations of Symplmed Pharma pursuant to the Original Purchase Agreement, wish to sell all of the Assigned Assets to Buyer, pursuant to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

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A G R E M E N T S:

ARTICLE I

DEFINED TERMS

1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

“Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Assigned Assets” means the assets relating to DyrctAxess set forth on Schedule 1.1(a).

“Assumed Liabilities” means any liability arising and accruing after the Closing relating to the Assigned Assets.

“Closing” means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Article VII hereof.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consents” means the consents of third parties necessary or advisable to consummate the transactions contemplated hereby, as more particularly set forth on Schedule 3.5 hereto.

“Contracts” means all agreements, whether written or oral (including any amendments and other modifications thereto), to which the Sellers or any of their Subsidiaries is a party or is bound.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Assets” means all of the assets of the Sellers other than the Assigned Assets, including, without limitation (and, in each case, only to the extent not otherwise set forth on Schedule 1.1(a)):

(a)	all Contracts (including Retained Customer Contracts), Personal Property and Licenses;

(b)	the ownership interests held by any Seller in any other Person, including the ownership interest held by Symplmed Pharma in Symplmed Tech and Symplmed Consulting, Inc.;

(c)	all uniform resource locators, website addresses, domain names, website content and fixations thereof;

(d)	the right of the Sellers to any income, royalties, fees or other payments of any type or nature relating the Intellectual Property that is included in the Assigned Assets, which income, royalties, fees or other payments arose either (x) prior to the Closing Date or (y) with respect to the Retained Customer Contracts, following the Closing Date;

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(e)	the minute books, stock record books, corporate franchise and Tax Returns of the Sellers and their Subsidiaries;

(f)	all warranty rights, guaranty rights, causes of actions, judgments, Orders, claims or other similar rights, in the case of each of the foregoing, solely to the extent arising with respect to, from or relating to the Excluded Assets;

(g)	all insurance benefits, including rights and proceeds, solely to the extent arising with respect to, from or relating to the Excluded Assets and the continued workmen’s compensation insurance of the Sellers, if any;

(h)	the rights, claims or causes of action of the Sellers against other Persons relating to the Business which relate to the discharge by the Sellers of the Excluded Liabilities;

(i)	any other tangible and intangible assets of every kind and description that are owned by, leased by or licensed to the Sellers on the Closing Date;

(j)	all refunds of any Tax that is an Excluded Liability;

(k)	all employee benefit plans of the Sellers, and the assets and contracts relating thereto; and

(l)	all attorney-client communications solely regarding this Agreement, the Related Documents and the transactions contemplated hereby on or prior to the Closing Date.

“Excluded Liabilities” means any and all liabilities and obligations of the Sellers and their Subsidiaries arising on or prior to the Closing Date (and, with respect to the Excluded Assets, also arising after the Closing Date (including, without limitation, liabilities to any employees, officers, directors, managers, consultants and contractors of the Sellers or their Subsidiaries)). For the avoidance of doubt, the Excluded Liabilities shall include, without limitation:

(a) any liabilities to current and former employees of the Sellers and their Subsidiaries, and to employees of the Sellers following the Closing, and the beneficiaries thereof, during the period they are employed by the Sellers or any of their Subsidiaries through the Closing (and at all times following the Closing), and any other liabilities arising under ERISA or similar laws relating to employees, or relating to the benefit plans of the Sellers and their Subsidiaries, through the Closing (and at all times following the Closing);

(b) all wages, compensation, termination or severance payments, or other remuneration and benefits of any kind earned through and following the Closing, including, without limitation, unemployment or similar payments, owed or otherwise due to any current or former employee, officer, director, member, manager, consultant or independent contractor of the Sellers or any of their Subsidiaries, or any dependent or beneficiary thereof, as of the Closing (and at all times following the Closing), arising from or relating to their employment by, service to or separation from the Sellers or any of their Subsidiaries, including: (i) bonus and “golden parachute” payments; (ii) all vacation and sick pay; (iii) payments, benefits and obligations relating to the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA (or applicable state law); and (iv) payments, benefits and obligations arising under the Worker Adjustment and Retraining Notification Act or any other similar law, as well as any liabilities arising from the failure to make any such payments or provide any such benefits;

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(c) any liabilities of the Sellers or any of their Subsidiaries arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement and the Related Documents, and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and other professionals;

(c) any liabilities owed to any present or former employees or consultants of the Sellers or any of their Subsidiaries, or to any other Person, including, without limitation, change of control payments, arising from the consummation of the transactions contemplated by this Agreement;

(f) any liabilities arising out of or relating to those certain legal actions set forth on Schedule 3.9;

(g)Retained Tax Liabilities;

(h) any liabilities arising out of or relating to the violation of any applicable Law relating to (a) the protection of the environment, (b) the use, storage, handling, release or disposal of, or exposure to any hazardous substances or (c) occupational health; and

(i) any indebtedness of the Sellers and their Subsidiaries.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, bureau, board, department, official, body or other instrumentality of the United States or any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising governmental or quasi-governmental power or authority, including Regulatory Agencies.

“Intellectual Property” shall mean all statutory, common law and registered patents, copyrights, trademarks, service names, service marks and trade names (including any Intellectual Property Registration), and all trade secrets, designs, logos, and other intangible rights and interests owned by the Sellers or any of their Subsidiaries, in each case that are used in connection with DyrctAxess, including the name “DyrctAxess” (and all translations, adaptations, derivations and combinations thereof and all logos related thereto), and all associated goodwill, including the following (but in any event only to the extent set forth on Schedule 3.6):

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(a) United States Letters Patent and patents granted in any other jurisdiction anywhere in the world, reissues, divisions, continuations, continuations-in-part, reexaminations, renewals and substitutes thereof, foreign counterparts of the foregoing, term restorations or other extensions of the term of any issued or granted patents anywhere in the world and extensions of the monopoly right covering a product or service previously covered by any issued or granted patent anywhere in the world for the limited purpose of extending the holder’s exclusive right to make, use or sell a particular product or service covered by such patent (such as supplemental protection certificates or the like);

(b) product or service names, brands, logos and other distinctive identifications used in commerce, whether in connection with products or services, and the goodwill associated with any of the foregoing;

(c) original works of authorship, derivative works and other copyrightable works of any nature, and fixations of any of the foregoing;

(d) software, databases and fixations thereof;

(e) Proprietary Information; and

(f) any other intangible property similar to any of the above.

“Intellectual Property Registration” shall mean an application (including provisional applications), certificate, filing, registration or other document seeking or confirming rights in Intellectual Property issued by, filed with or recorded by any Governmental Authority in any jurisdiction anywhere in the world including any and all amendments to any of the foregoing.

“Knowledge” shall be understood to refer to matters that are known, or that should be known following due inquiry, to the Sellers, or any director or officer of the Sellers, and the knowledge of each shall be imputed to the others.

“Law” means any law, rule or regulation of any foreign, federal, state or local Governmental Authority, as well as guidance, directives and policies of such authorities.

“Licenses” means permits, licenses, variances, registrations, exemptions, orders, consents, certificates, grants, waivers, qualifications, approvals and all other authorizations by or of Governmental Authorities held by the Sellers.

“Order” means any order, judgment, ruling, injunction, award, stipulation, assessment, decree or writ, whether preliminary or final, of any Governmental Authority.

“Permitted Encumbrances” shall mean (i) Encumbrances for current Taxes not yet due and payable or Taxes which are being disputed in good faith where no lien has yet been filed, (ii) mechanics, warehousemen and materialmen liens not material in nature or amount, and (iii) Encumbrances agreed to by Buyer and the Sellers as set forth on Schedule 1.1(b).

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Personal Property” means all of the interest of the Sellers in all machinery, equipment, computer programs, computer software and hardware, tools, motor vehicles, furniture, fixtures, leasehold improvements, office equipment, supplies, plant, spare parts and other tangible personal property which are owned by or leased to the Sellers.

“Proprietary Information” means technical, commercial, marketing and other information, data and material of the kind which is or can be used in the operation of a business and which is normally considered to be confidential or proprietary in nature including, but not limited to, any algorithm; procedure; idea; concept; strategic, business and other plan; research; invention or invention disclosure (whether patentable or unpatentable); test, engineering and technical data and materials, know-how, show-how or methodology; trade secret, process, design, formula, or other information or data which has not entered the public domain, and all records or fixations including, but not limited to, laboratory notes, source code and software documentation. The term “Proprietary Information” shall also include the terms and provisions of this Agreement and any other material information relating to this Agreement or the transactions contemplated hereunder.

“Purchase Price” means the aggregate consideration payable to the Sellers for the Assigned Assets as provided in Article II.

“Regulatory Agencies” means any Governmental Authority that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of pharmaceutical products.

“Related Documents” means any and all agreements, instruments, documents or certificates related to or arising from this Agreement necessary to facilitate the consummation of the transactions contemplated by this Agreement.

“Retained Customer Contracts” means any and all Contracts between any Seller, on the one hand, and any customer of such Seller with respect to the Business, on the other hand.

“Retained Tax Liabilities” means any and all liabilities for Taxes (whether or not remitted) of: (i) the Sellers or their Subsidiaries (including any Taxes arising in connection with the consummation of the transactions contemplated by this Agreement); (ii) the Sellers or any of their Subsidiaries attributable to any change in method of accounting of the Sellers or with respect to the Business, in each case relating to any taxable period (or portion thereof) ending on or before the Closing; (iii) any Person attributable to the Assigned Assets or the operation of the Business for any taxable period (or portion thereof) ending on or before the Closing; and (iv) any Person arising from or in connection with any Excluded Asset.

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“Servier-Symplmed License” means the Amended and Restated License and Commercialization Agreement between Les Laboratoires Servier and Symplmed Pharma (as assignee) dated January 11, 2012 (as further amended from time to time.

“Subsidiary” shall mean, with respect to any Seller, any entity of which a majority of the voting power or equity interest is owned, directly or indirectly, by such Seller.

“Tax” shall mean any federal, territorial, state, county, local, or foreign income, gross receipts, license, payroll, wage, employment, excise, utility, communications, production, occupancy, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, capital levy, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, real property gains, recordation, escheat or unclaimed property obligations, business license, workers’ compensation, Pension Benefit Guaranty Corporation, personal property, sales, use, transfer, registration, value added, ad valorem, alternative or add-on minimum, estimated, or other tax, fee, charge, premium, imposition of any kind whatsoever, however denominated, imposed by any Tax Authority, together with any interest, penalties or other additions to tax and any interest on any such interest, penalties and additions to tax payable in respect thereof.

“Tax Authority” shall mean the Internal Revenue Services and any other federal, territorial, state, local or foreign authority responsible for the administration and/or collection of any Taxes.

“Tax Returns” means reports, estimates, declarations or estimated tax, information statements and returns, including information statements and returns, including information returns or reports with respect to backup withholding and other payments to third parties, relating to or required to be filed with any Tax Authority by any Tax Law in connection with any Taxes.

Defined Term	Section

Business	Recitals
Buyer	Recitals
Cap	Section 8.4
Claims	Section 8.3
Closing Date	Article VII
Damages	Section 8.2(a)
Encumbrance	Section 2.1
Financial Statements	Section 3.11
IP Assignment Agreement	Section 7.2
Notice	Section 8.3
Original Purchase Agreement	Recitals
Prestalia Business	Recitals
Quitclaim Assignment	Section 6.6
Seller	Recitals
Symplmed Pharma	Recitals
Symplmed Tech	Recitals
Third-Party Claim	Section 8.5

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ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of the Assigned Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Buyer shall purchase and acquire from the Sellers, and the Sellers shall sell, transfer, assign, convey and deliver to Buyer, all right, title and interest in and to all of the Assigned Assets, free and clear of any lien, mortgage, pledge, claim, security interest, imperfection in title or other third party right or interest of any kind whatsoever, or restrictive agreement, conditional sales agreement, option, encumbrance or charge of any kind whatsoever (each, an “Encumbrance”), except for Permitted Encumbrances, and Buyer shall assume and agree to discharge all of the Assumed Liabilities. To the extent necessary and requested by Buyer, at the Closing, the Sellers shall deliver to Buyer assignment agreements along with appropriate powers and transfer instruments executed by the Sellers to reflect the purchase and sale of all of the Assigned Assets, and the assumption of the Assumed Liabilities, all in form satisfactory to Buyer and its counsel.

2.2 Purchase Price. Subject to the terms and provisions of this Agreement, the aggregate Purchase Price payable to the Sellers shall be $75,000, of which $74,990 shall be paid to Symplmed Tech at the Closing and $10 shall be paid to Symplmed Pharma at the Closing. The payment of the Purchase Price from Buyer to the Sellers shall be made by wire transfer of immediately available funds in accordance with the instructions provided by the Sellers to Buyer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby jointly and severally represent and warrant to Buyer, subject to such exceptions as are disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers, including by cross-reference to another section containing the disclosure) supplied as of the date hereof by the Seller to Buyer (the “Disclosure Schedule”), as follows:

3.1 No Violation. The execution and delivery of this Agreement and each Related Document does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (subject only to obtaining any required consents, approvals, authorizations, exemptions or waivers set forth on Schedule 3.5): (i) conflict with, or result in any violation of, any statute, regulation, rule, injunction, judgment, Order, decree, ruling, charge or other restriction of any government or Governmental Authority, or court to which any Seller is subject or any provision of its charter, bylaws or other organizational documents; or (ii) result in any violation of or default on the part of any Seller (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon the Assigned Assets under, any provision of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, loan or other agreement to which any Seller is a party or by which any of their respective properties or assets are bound.

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3.2 Due Organization. Each Seller is duly organized, validly existing and in good standing under the laws of the state of its organization, and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate the Assigned Assets that it currently owns, leases or operates.

3.3 Authorization. Each Seller has all requisite power and authority to enter into this Agreement and each Related Document to which it is a party and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by each Seller to authorize the execution, delivery and performance of this Agreement and each Related Document to which it is a party, and the consummation of the transactions contemplated by this Agreement and each Related Document, including, without limitation (and to the extent necessary), the approval of the managers and members of each Seller, have been duly and properly taken.

3.4 Subsidiaries. Symplmed Pharma owns all of the issued and outstanding equity interests of each of Symplmed Consulting, Inc. and Symplmed Tech, and no other Person has any right to acquire any equity interest in either entity. Neither Symplmed Tech nor Symplmed Consulting, Inc. owns the equity interests of any other Person.

3.5 Consents. Except for the Consents described in Schedule 3.5, no License or Order of or from, or declaration or filing with, any Governmental Authority, and no consent or waiver of any party to any Contract to which any Seller is a party is required or declaration to or filing with any Governmental Authority, or any other third party is required to (a) execute this Agreement or any of the Related Documents, (b) consummate the transactions contemplated hereby or thereby, (c) permit the Sellers to sell the Assigned Assets to Buyer, or (d) enable Buyer, after consummation of the transactions contemplated by this Agreement, to operate the Assigned Assets after the Closing Date.

3.6 Intellectual Property. Schedule 3.6 sets forth a true, complete and correct list of the Intellectual Property. Except as set forth on Schedule 3.6, the Sellers are the sole and exclusive owner(s) or licensee(s) of all right, title and interest in and to the Intellectual Property, free and clear of all Encumbrances, and the Sellers have the valid and exclusive rights to use the Intellectual Property. Except as set forth on Schedule 3.6, all items of Intellectual Property are properly registered and/or applied for under applicable law and all such registrations are valid and in force. Except as set forth on Schedule 3.6: (i) to Knowledge, none of the Intellectual Property is interfered with, infringed upon, conflicted with or otherwise violated by the intellectual property rights of any Person, and (ii) none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the intellectual property rights of any Person.

3.7 Financial Statements. The Sellers have furnished to Buyer true and complete copies of the following financial statements (collectively, the “Financial Statements”), which are attached as Schedule 3.7: (i) consolidated unaudited balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2015 and 2016 of Symplmed Pharma; and (ii) unaudited consolidated balance sheets and statements of income as of and for the three (3) months ended March 31, 2017 of Symplmed Pharma. The Financial Statements (including the notes thereto) present fairly the financial condition of Symplmed Pharma as of such dates and the results of operations of Symplmed Pharma for such periods are true, correct and complete, and are consistent with the books and records of Symplmed Pharma (which books and records are true, correct and complete). The accounting practices used in preparing the Financial Statements were the same in each of the Financial Statements and were consistently followed throughout the period reflected in each of the Financial Statements. The books and records of the Sellers are complete and correct in all material respects, and fully and fairly reflect bona fide transactions set forth therein.

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3.8 Taxes. Each Seller has timely filed all Tax Returns required to be filed by it and required to be filed with respect to the Assigned Assets or the Business, and all such Tax Returns are accurate, complete and correct. Each Seller has paid all Taxes required to be paid by it and required to be paid with respect to the Assigned Assets and the Business (whether or not shown on any Tax Return described in the preceding sentence). There is no Tax audit or examination now pending or threatened with respect to either Seller or the Assigned Assets. No claim has ever been made in writing by any Governmental Authority in a jurisdiction where either Seller does not pay Taxes or file Tax Returns that such Seller is or may be subject to Tax by that jurisdiction. Neither Seller has requested or entered into an agreement providing for any extension of time within which to file any Tax Return, make any Tax election, pay any Taxes or pursuant to which any Governmental Authority may assess Taxes. All Taxes which the Seller were or are required by applicable Law to withhold or collect have been and are being withheld or collected by them and have been paid over to the proper Governmental Authority or, if not yet due, are being held by the Sellers for payment. The Sellers have collected and remitted sales, use, value added and similar Taxes applicable in connection with the Assigned Assets and the operation of the Business. Neither Seller has ever entered into a “closing agreement” as defined in Section 7121 of the Code. There is no lien for Taxes upon any of the Assigned Assets other than liens for Taxes that are not yet due and payable. The Assigned Assets do not include any (a) “United States real property interests” for purposes of Section 897 of the Code or (b) equity interests in any other Person (under Tax or non-Tax principles). For purposes of this Section 3.8, each reference to a Seller includes any Person that was liquidated into, merged with or otherwise a predecessor to, such Seller.

3.9 Claims; Legal Actions. Except as set forth on Schedule 3.9, there are no actions, suits, proceedings, Orders, investigations or claims pending or, to Knowledge, threatened against the Sellers, or pending or threatened by the Sellers, against any third party, at law or in equity, or before or by any Governmental Authority (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement), and there is no basis for any of the foregoing. Except as set forth on Schedule 3.9, no Seller is subject to any judgment, Order or decree of any court or other Governmental Authority.

3.10 Compliance with Laws. The Assigned Assets conform, in all material respects, to all applicable statutes, codes, ordinances, licensing requirements and other Laws, and do not violate any Law in any material respect.

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3.11 Undisclosed Liabilities Except as set forth on Schedule 3.11 or on the Financial Statements or the notes thereto, the Sellers do not have and will not have any indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, related to or arising from the ownership, possession or use of the Assigned Assets.

3.12 Assets and Title On the Closing Date, Buyer shall own and have good and marketable title to all of the Assigned Assets free and clear of all Encumbrances other than Permitted Encumbrances. Neither the ownership nor use of the Assigned Assets conflicts with the rights of any Person.

3.13. Full Disclosure. No representation or warranty made by the Sellers herein or in any certificate, document (including financial statements, exhibits and schedules) or other written instrument furnished or to be furnished pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact, nor shall any such certificate, document or written instrument omit any material fact necessary in order to make any statement herein or therein, in light of the circumstances in which it was made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers as follows:

4.1 Organization; Due Authorization Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full corporate power to execute, deliver and perform this Agreement and any Related Document to which it is a party. The execution, delivery and performance of this Agreement and the Related Documents have been duly and validly authorized by all necessary corporate actions on the part of Buyer.

4.2 Binding Obligation Assuming due authorization, execution and delivery of this Agreement by the Sellers, this Agreement (and when executed and delivered at Closing, each Related Document) will be duly executed by Buyer and constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE V

COVENANTS OF THE SELLERS

5.1 Agreement to Maintain Confidentiality.

(a) Each Seller hereby expressly represents and warrants that it has or may have knowledge of certain Proprietary Information included within the Intellectual Property being assigned to Buyer pursuant to this Agreement. Each Seller acknowledges and agrees that all such Proprietary Information is confidential and proprietary and that a substantial portion of the Purchase Price is being paid for such Proprietary Information. Each Seller acknowledges and agrees that Buyer would be irreparably damaged if any of such Proprietary Information was disclosed to, or used or exploited on behalf of, any Person other than Buyer or any of its Affiliates. Accordingly, each Seller covenants and agrees that it shall not, and it shall use its best efforts to ensure that any other Person acting on its behalf does not, without the prior written consent of Buyer, disclose, use or exploit any such Proprietary Information, for the benefit of either Seller or of any third-party, except that each Seller may disclose, use or exploit a particular item of such Proprietary Information if and to the extent (but only if and to the extent) that such item:

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(i) is or becomes publicly known or generally known through no act of either Seller in violation of this Agreement, or is obtained from a third party that may lawfully disclose such information without breaching any obligation of confidentiality applicable to such third party;

(ii) is required to be disclosed to or by Order of a Governmental Authority or a court of law or otherwise as required by law; provided that prior to any such disclosure notice of such requirement of disclosure is provided to Buyer and Buyer is afforded the reasonable opportunity to object to such disclosure;

(iii) is disclosed to the representatives of the Sellers working on the transactions contemplated by this Agreement and in such event, only to the extent necessary to evaluate or effect such transactions; or

(iv) has been publicly disclosed by Buyer after the Closing.

(b) Each Seller expressly acknowledges that the consideration paid by Buyer bears no relationship to the damages Buyer may suffer in the event of any breach of any of the covenants of Section 5.1(a), and that such covenants contain limitations that are reasonable and necessary to protect Buyer’s business interests. Each Seller hereby further acknowledges that money damages will be impossible to calculate and may not adequately compensate Buyer in connection with an actual or threatened breach by it of the provisions of this Section 5.1. Accordingly, each Seller hereby expressly waives all rights to raise the adequacy of Buyer’s remedies at law as a defense if Buyer seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 5.1. In addition, each Seller hereby agrees that Buyer shall be entitled to injunctive relief in respect of the actual or threatened breach of the provisions of this Section 5.1, and hereby waives any requirement that Buyer shall be required to post a bond in connection therewith. Buyer shall also be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this Section 5.1. Each Seller hereby expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the covenants in this Section 5.1 should such enforcement ever become necessary.

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ARTICLE VI

SPECIAL COVENANTS AND AGREEMENTS

6.1 Taxes, Fees and Expenses. Except as otherwise provided in this Agreement, all sales, excise, use, transfer, value-added and similar taxes, fees or duties, if any, assessed or incurred by reason of the transfer of the Assigned Assets pursuant to this Agreement shall be paid by the Sellers, regardless of the party against which such taxes, fees or duties are assessed. Buyer hereby waives compliance by the Sellers with the provisions of all applicable state bulk sales laws, and the Sellers jointly and severally warrant and agree to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance to the extent that such liabilities arise before or as a result of the Closing, and jointly and severally agree to protect, defend, save harmless and indemnify Buyer from and against any and all such claims and demands pursuant to the procedures set forth in Article VIII of this Agreement. Except as otherwise provided in this Agreement, Buyer shall pay any expenses incurred by it in connection with the authorization, preparation, execution and performance of this Agreement, and the Sellers shall pay any expenses incurred by them in connection with the authorization, preparation, execution and performance of this Agreement, in each case, including all fees and expenses of counsel, accountants, agents and other representatives.

6.2 Publicity. From and after the date hereof, except as otherwise required by law (including the rules and regulations of the Securities and Exchange Commission) or the rules of a national securities exchange upon which the equity of a party is then being traded, no party hereto shall make any announcement, issue any press release or disseminate information to the press or any third party regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Sellers and the Buyer. For the avoidance of doubt, Buyer may file with the Securities and Exchange Commission such Current Reports on Form 8-K as may be necessary or appropriate disclosing this Agreement, the Related Documents and the transactions contemplated hereby and thereby.

6.3 Cooperation. Buyer and the Sellers shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required or advisable to be taken as a part of their respective obligations under this Agreement, including but not limited to the obtaining of Consents and all regulatory approvals. In connection therewith, Buyer and the Company shall take such actions, and shall execute and deliver to any other party such further documents as, in the opinion of counsel for such other party, may be reasonably necessary or advisable to ensure, complete and evidence the consummation of the transactions contemplated by this Agreement.

6.4 Litigation Support. In the event and for so long as Buyer or the Sellers actively are contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, the Sellers will cooperate in the contest or defense, make themselves and their personnel available, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party.

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6.5 Retained Customer Contracts. Buyer hereby authorizes the Sellers, following the Closing Date, to use the Intellectual Property that is included in the Assigned Assets solely for purposes of performing their obligations under, and otherwise servicing, the Retained Customer Contracts, including the operation of their websites as reasonably necessary in order to promote and provide services required to be provided pursuant to the Retained Customer Contracts. All income, royalties, fees and other amounts payable in accordance with the Retained Customer Contracts, whether arising before, on or after the Closing Date, shall be retained by Seller and shall be deemed Excluded Assets, and Buyer shall have no right to such amounts hereunder.

6.6 Quitclaim Assignment. In furtherance of Symplmed Pharma’s obligations under Sections 2.3 and 6.3 of the Original Purchase Agreement, upon the closing of the transactions contemplated by this Agreement, Symplmed Pharma and Buyer shall enter into a quitclaim assignment and assumption agreement (the “Quitclaim Assignment”) in the form attached hereto as Exhibit A.

ARTICLE VII

CLOSING AND CLOSING DELIVERIES

7.1 Closing. The Closing shall take place on the date of this Agreement, or such other time, place and date as may be mutually agreed upon by the parties hereto. The Closing shall be held at the offices of Buyer’s counsel or such other place as shall be mutually agreed upon by Buyer and the Sellers. The date of the Closing is sometimes herein referred to as the “Closing Date”. By mutual agreement of the parties, the Closing may be alternatively accomplished by facsimile transmission to the respective offices of legal counsel for the parties of the requisite documents, duly executed where required, with originals to be delivered by overnight courier service on the next business day following the Closing.

7.2 Deliveries by the Sellers. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Buyer contained in this Agreement, and in consideration of the Purchase Price, the Sellers agree to deliver, or cause to be delivered, to the Buyer on or prior to the Closing Date, the following, in form and substance reasonably satisfactory to Buyer and its counsel:

(a) Consents. The original of each Consent listed on Schedule 3.5 attached hereto;

(b) Regulatory Approvals. Evidence of the receipt of all authorizations, approvals, Orders and Licenses to be issued by any Governmental Authority as may be necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement, as requested by Buyer;

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(c) Resolutions. The resolutions of the managers and members of each Seller authorizing and approving the execution, delivery and performance of this Agreement and the other Related Documents, certified by an authorized officer of the applicable Seller;

(d) Bill of Sale. An executed copy of a Bill of Sale substantially in the form attached hereto as Exhibit B;

(e) IP Assignment Agreement. A duly executed assignment necessary to evidence the transfer to the Buyer of the Intellectual Property included in the Assigned Assets in substantially the form attached hereto as Exhibit C (the “IP Assignment Agreement”);

(f) Quitclaim Assignment. The Quitclaim Assignment duly executed by Symplmed Pharma; and

(g) Other. Duly executed copies of all other deeds, endorsements, assignments, consents and instruments as, in the opinion of Buyer’s counsel, are reasonably necessary to transfer the Assigned Assets from the Sellers to Buyer, and to carry out the transactions contemplated by this Agreement.

7.3 Deliveries by Buyer. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Sellers contained in this Agreement, and in consideration of the Assigned Assets, the Buyer agrees to deliver, or cause to be delivered, to the Sellers on or prior to the Closing Date, the following, in form and substance reasonably satisfactory to the Sellers and their counsel:

(a) Purchase Price. The Purchase Price, in accordance with Section 2.2;

(b) IP Assignment Agreement. The IP Assignment Agreement duly executed by Buyer;

(c) Quitclaim Assignment. The Quitclaim Assignment duly executed by Buyer; and

(d) Other. Duly executed copies of all other instruments and documents as, in the reasonable opinion of the Sellers’ counsel, are reasonably necessary to carry out the transactions contemplated by this Agreement.

ARTICLE VIII
INDEMNIFICATION

8.1 Survival. All representations and warranties contained in this Agreement or in any Related Document shall be deemed to be material and to have been relied upon by the parties hereto, and shall survive the Closing and shall be fully effective and enforceable for a period of eighteen (18) months following the Closing Date (unless a different period is specifically assigned thereto in this Agreement), but shall thereafter be of no further force or effect, except as they relate to claims for indemnification timely made pursuant to this Article VIII; provided, however, that the representations and warranties contained in Section 3.8 (“Taxes”) and Section 3.12 (“Assets and Title”) shall survive until 90 days after the expiration of the applicable statute of limitations period; and provided, further, that the representations and warranties contained in Section 3.1 (“No Violation”), Section 3.2 (“Due Organization”), Section 3.3 (“Authorization”) and Section 3.5 (“Consents”) shall survive indefinitely. Any claim for indemnification asserted in writing before the eighteen (18) month anniversary of the Closing Date or the other applicable survival period set forth in this Section 8.1 shall survive until resolved or judicially determined. No investigation by Buyer prior to the Closing Date shall relieve the Sellers from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby. Covenants and agreements required to be performed after the Closing shall survive the Closing and shall expire in accordance with their terms.

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8.2 Indemnification.

(a) Indemnification by the Sellers Subject to the limitations and the provisions set forth in this Agreement, the Sellers shall jointly and severally indemnify, reimburse and hold harmless Buyer and its Affiliates from and against any and all loss, damage (but excluding any consequential, special or punitive damages unless awarded to a third party in connection with a third Party Claim), expense (including court costs, amounts paid in settlement, interest, penalties, judgments, reasonable attorneys’ fees or other expenses for investigating and defending), suit, action, claim, liability or obligation (collectively, “Damages”) related to, caused by or arising from: (i) any breach of any representation or warranty contained herein or in any Related Document by the Sellers, or any allegations by third parties that, if true, would entitle Buyer and its Affiliates to indemnity under this Section 8.2(a)(i); (ii) any breach or nonfulfillment of any covenant or agreement contained in or made pursuant to this Agreement or any Related Document by either Seller, or any allegations by third parties that, if true, would entitle Buyer and its Affiliates to indemnity under this Section 8.2(a)(ii); (iii) the Excluded Liabilities and any liabilities arising from the Excluded Assets; (iv) any liabilities of the Sellers or any of their Affiliates arising after the Closing Date; (v) any third party or Governmental Authority claims arising in breach of contract, breach of warranty, product liability, unfair competition, personal or other injury, tort or infringement of property rights of others, Taxes, employee matters or other third party or Governmental Authority claims, in each case which claim is with respect to any and all activities of the Sellers or any Affiliate thereof on or before the Closing Date; and (vi) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, in enforcing this indemnity against the Sellers.

(b) Indemnification by Buyer. Subject to the limitations and provisions set forth in this Agreement, Buyer shall indemnify, reimburse and hold harmless the Sellers against any Damages related to, caused by or arising from: (i) any breach of any representation or warranty contained herein or in any Related Document by Buyer, or any allegations by third parties that, if true, would entitle the Sellers to indemnity under this Section 8.2(b)(i); (ii) any breach or nonfulfillment of any covenant or agreement contained in or made pursuant to this Agreement or any Related Document by Buyer, or any allegations by third parties that, if true, would entitle the Sellers to indemnity under this Section 8.2(b)(ii); and (iii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, in enforcing this indemnity against Buyer.

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(c) Damage Calculation. For purposes of calculating the amount of Damages subject to indemnification, it is understood and agreed between the parties hereto that to determine if there has been an inaccuracy or breach of a representation or warranty which is qualified as to materiality or material adverse effect by the party making such representation or warranty or contains an exception for matters that would not have a material adverse effect, then such representation or warranty shall be read as if it were not so qualified or contained no such exception.

8.3 Notice of Claims. Any party seeking indemnification shall give prompt written notice to the indemnifying party of the facts and circumstances giving rise to the claim (the “Notice”) for which such indemnified party intends to assert a right to indemnification under this Agreement (“Claims”). Failure to give Notice shall not relieve any indemnifying party of any obligations which the indemnifying party may have to the indemnified party under this Article VIII, except to the extent that such failure has prejudiced the indemnifying party under the provisions for indemnification contained in this Agreement. The indemnifying party shall reimburse an indemnified party promptly after delivery of a Notice certifying that the indemnified party has incurred Damages after compliance with the terms of this Article VIII; provided, however, the party receiving the Notice shall have the option to contest any such Damages or its obligations to indemnify therefor in accordance with the terms of this Agreement, at such party’s own cost and expense. Such option shall be exercised by the giving of notice by the exercising party to the other party within 20 days of receipt of a Notice. If the parties do not agree upon the amount of Damages, the party seeking indemnification may seek appropriate legal remedy in accordance with this Agreement.

8.4 Limitations on Indemnification Obligation. The maximum liability of the Sellers to Buyer, and of Buyer to the Sellers, for all Claims and Damages shall be $75,000 (the “Cap”). Notwithstanding the foregoing, the Cap shall not apply: (i) in the event of fraud or willful misrepresentation by the indemnifying party; or (ii) to indemnification obligations for Damages in connection with (x) a breach of the representations and warranties contained in Sections 3.1 (“No Violation”), 3.2 (“Due Organization”), 3.3 (“Authorization”), 3.5 (“Consents”), 3.8 (“Taxes”) and 3.12 (“Assets and Title”); (y) the indemnification obligations set forth in clauses (ii)–(vi) and (x)–(y) of Section 8.2(a); and (z) the indemnification obligations set forth in items (ii)–(iii) of Section 8.2(b).

8.5 Assumption and Defense of Third-Party Action. If any Claim by Buyer hereunder arises out of a claim by a third party or Governmental Authority (a “Third-Party Claim”), the Sellers shall have the right, at their own expense, to participate in or assume control of the defense of the Third-Party Claim, with counsel reasonably satisfactory to Buyer, and to settle or compromise any such Third-Party Claim; provided, however, that such settlement or compromise shall be effected only with the consent of Buyer, which consent shall not be unreasonably withheld. Buyer shall have the right to employ counsel to represent it if, in Buyer’s reasonable judgment, it is advisable for it to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by Buyer; provided, that if representation by the Sellers’ counsel would present a conflict of interest, then the Sellers shall reimburse Buyer for the fees and expenses of such separate counsel if a court of competent jurisdiction determines that a conflict of interest existed. Buyer shall have the right to control the defense of any Third-Party Claim, notwithstanding the election of the Sellers to control the defense, if it notifies the Sellers that it is assuming the defense of such Claim, whereupon the Sellers shall be relieved of their obligations under this Article VIII with respect to such Third-Party Claim. If the Sellers do not elect to assume control of the defense of any Third-Party Claim, the Sellers shall be bound by the results obtained by Buyer with respect to such Third-Party Claim. The Sellers agree to render such assistance as may reasonably be requested in order to insure the proper and adequate defense of any Third-Party Claim. It is expressly agreed and understood that any defense by the Sellers of any Third-Party Claims affecting or involving the Business shall not be conducted in a manner which adversely affects or impairs the value or usefulness of the Business or the Assigned Assets.

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8.6 Remedies not Exclusive. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies, whether at law or in equity, against any other party hereto.

ARTICLE IX

MISCELLANEOUS

9.1 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) business day after dispatch by registered or certified mail, (iii) on the next business day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case if addressed as set forth on Schedule A attached hereto, or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 9.1.

9.2 Benefit and Binding. Effect Neither Buyer nor the Sellers may assign this Agreement without the prior written consent of the other party; provided, however, that Buyer may assign this Agreement without the prior written consent of the Sellers to any entity that controls, is controlled by or is under common control with Buyer. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective successors or assigns any rights or remedies under or by reason of this Agreement.

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9.3 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

9.4 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

9.5 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

9.6 Entire Agreement. This Agreement, all schedules and exhibits hereto and all documents, writings, instruments and certificates delivered or to be delivered by the parties pursuant hereto collectively represent the sole and entire understanding and agreement between Buyer and the Sellers with respect to the subject matter hereof. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein. This Agreement supersedes all prior negotiations and understandings between Buyer and the Sellers whatsoever with respect to the subject matter hereof, and all letters of intent and other writings relating to such negotiations and understandings.

9.7 Amendment. This Agreement shall not be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

9.8 Severability. If in any jurisdiction any provision of this Agreement or its application to any party or circumstance is held by a court to be restricted, prohibited or held unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held by a court to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

9.9 Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of New York, as to all matters, including, but not limited to, matters of validity, construction, effect, performance and liability, without consideration of conflicts of laws provisions contained therein. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction and venue of any New York State or Federal court sitting in the Southern District of New York, in any action or proceeding arising out of or relating to this Agreement, any Related Document or any transaction contemplated hereby or thereby. Each of Buyer and the Sellers hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of Buyer and the Sellers also irrevocably and unconditionally consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its counsel at their respective addresses specified in Section 9.1.

[Remainder of page intentionally left blank; signature page follows]

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This Agreement has been executed by the Buyer and the Sellers as of the date first above written.

BUYER:

MARINA BIOTECH, INC.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	Chairman

SELLERS:

SYMPLMED PHARMACEUTICALS, LLC

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	President & CEO

SYMPLMED TECHNOLOGIES, LLC

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	President & CEO

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